Exhibit 99.2
INDEPENDENT BANK CORP. EXECUTIVE OFFICER
PERFORMANCE BASED RESTRICTED STOCK AGREEMENT

Notification and Acceptance of Performance Based Restricted Stock Award
The Independent Bank Corp. 2005 Employee Stock Plan, as amended and restated (the “Plan”), permits the granting of Restricted Stock Awards to employees of Independent Bank Corp. (the “Company”) and its subsidiaries who are expected to contribute to the Company’s future growth.
The Company greatly appreciates your ongoing efforts, and believes that you will contribute to the Company’s future success. The Company is therefore extremely pleased to offer you the following Performance Based Restricted Stock Award:

Effective Date of Agreement	{insert effective date}
Employee Name And Residential Address:	{insert}
Restricted Shares: Number of shares of common stock awarded subject to the terms and conditions of this Performance Based Restricted Stock Agreement	{insert} shares of the Company’s common stock
Performance Period	{insert}
Vesting Date	The earlier of: the date on which the Board of Directors or Compensation Committee determines if the performance goal has been achieved; or {insert}
Vesting Period	Period of time from the Effective Date through the Vesting Date (or such earlier date that the Restricted Shares become vested or forfeited in accordance with the terms of the Agreement)

This Performance Based Restricted Stock Award is subject to the terms and conditions of the Agreement set forth below (the “Agreement”). By clicking “ACCEPT” on the Equity Administration Solutions, Inc. software system you both accept this Performance Based Restricted Stock Award and acknowledge that you have read, understand, and accept the terms and conditions of this Agreement.

Performance Based Restricted Stock Agreement

The Company agrees to issue to the employee named above (the “Employee”) the number of shares of the Company’s common stock (collectively, the “Restricted Shares”) set forth above subject to the terms and conditions of the Plan and this Agreement, as follows:
Section 1.     Issuance of Common Stock to Employee.

(a)Consideration. The Employee shall not be required to pay any consideration to the Company for the Restricted Shares.

(b)Issuance of Shares. After receiving a signed original of this Agreement back from the Employee the Company shall act with reasonable speed to either cause to be issued a certificate or certificates for the Restricted Shares, which shall be registered in the name of the Employee (or in the names of Employee and the Employee’s spouse as community property or as joint tenants with right of survivorship), or shall direct the Company’s transfer agent to make entries in its records for the Restricted Shares that are equivalent to issuance of a certificate or certificates to the Employee. The Company shall cause the Restricted Shares to be deposited in escrow in accordance with this Agreement. The issuance of the Restricted Shares shall occur at the offices of the Company or at such other place and time as the parties may agree.

(c)Escrow. Upon issuance, the certificate(s) for the Restricted Shares shall be deposited by the Employee with the Company, the Company’s stock transfer agent, and/or the Company’s other agent, together with a stock power endorsed in blank to be held in escrow in accordance with the provisions of this Agreement for the Vesting Period. Alternatively, if actual certificates for the Restricted Shares are not issued the Company shall direct its stock transfer agent to make entries in its records for the Restricted Shares to reflect that they are being held in escrow for the Vesting Period. Prior to vesting, the Employee shall not be entitled to vote the Restricted Shares or to receive for the Restricted Shares any cash dividends paid by the Company to holders of its common stock The Restricted Shares shall (i) automatically revert to the Company for cancellation without any payment by the Company to the Employee in the event the Restricted Shares are forfeited in accordance with the terms of this Agreement or, (ii) subject to achievement of the performance goal set forth in this Agreement, be released to the Employee upon the lapse of the Vesting Period, when they are no longer Restricted Shares.

(d)Withholding Taxes. The Company shall have the right to deduct from payments of any kind otherwise due to the Employee from the Company or any of its subsidiaries any federal, state or local taxes of any kind required by law to be withheld due to vesting of the Restricted Shares. The Employee may elect to satisfy withholding obligations, in whole or in part, (a) by directing the Company to retain vested Restricted Shares otherwise issuable to the Employee pursuant to this Agreement or (b) by delivering to the Company shares of the Company’s common stock already owned by the Employee. Any shares so delivered or retained shall have a fair market value that is at least equal to the withholding obligation. The fair market value of any shares used to satisfy a withholding obligation shall be determined in accordance with the terms of the Plan as of the Vesting Date. The Employee may only satisfy a withholding obligation with shares of the Company’s common stock which are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. Notwithstanding the foregoing, in the case of a Reporting Person (as defined in the Plan), no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of SEC Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

(e)Plan and Defined Terms. The issuance of the Restricted Shares pursuant to this Agreement is in all respects subject to the terms, conditions, and definitions of the Plan, which are incorporated in this Agreement by reference. The Employee accepts the Restricted Shares subject to the terms and conditions of the Plan and agrees that all decisions under and interpretations of the Plan by the Board of Directors (or a Committee of the Board of Directors, if applicable) shall be final, binding, and conclusive upon the Employee and his or her permitted heirs, executors, administrators, successors and assigns. Capitalized defined terms in this Agreement shall have the meaning assigned to them in the Plan unless they are specifically defined in this Agreement.

Section 1.Vesting.

(a)Vesting. Except as otherwise set forth in this Section 2 and in Section 4 below, the Restricted Shares shall vest on the Vesting Date subject to achievement of the performance goal described in Exhibit A to this Agreement and subject to the Employee’s continuous employment through the Vesting Date.
(b)Accelerated Vesting at Company’s Discretion. The Board of Directors (or a Committee of the Board of Directors, if applicable) may, in its sole and absolute discretion, accelerate the vesting of the Restricted Shares by providing a written notice of accelerated vesting to the Employee.

(c)Vesting In The Event of Death, Permanent and Total Disability, or Retirement. If, prior to the Vesting Date, the Employee dies or the employment of the Employee is terminated on the account of permanent and total disability as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision thereto, or the employment of the Employee ceases as a result of the Employee’s retirement from the Company and/or its subsidiaries, the Restricted Shares shall vest in the Employee or his/her heirs or estate on the Vesting Date in the number of shares equal to the total number of Restricted Shares earned under this Agreement based on achievement of the performance goal described in Exhibit A multiplied by a fraction, the numerator of which is the total number of days the Employee was employed by the Company during the Performance Period and the denominator of which is the total number of days in the Performance Period, rounded to the nearest whole share. By way of example, if the Employee was continuously employed by the Company for two out of three years of the Performance Period, he would be entitled on the Vesting Date to vest in two-thirds of the amount of Restricted Shares earned based on achievement of the performance goal described in Exhibit A to this Agreement. For purposes of this Agreement, the determination as to whether an Employee has ceased employment with the Company due to “retirement” shall be in the sole discretion of the Board of Directors.

(d)Vesting In The Event of Termination Without Cause; Resignation for Good Reason. If prior to the Vesting Date, either (A) the Employee’s employment with the Company is terminated by the Company for any reason other than death or disability (as defined in Section 2(c) hereof) or for Cause (as such term is defined in Section 4(b)(ii) hereof), or (B) the Employee resigns for Good Reason (as such term is defined in Section 4(b)(iii) hereof) from employment with the Company, the Employee shall vest in the number of shares equal to the total number of Restricted Shares earned under this Agreement based on achievement of the performance goal described in Exhibit A multiplied by a fraction, the numerator of which is the total number of days the Employee was employed by the Company during the Performance Period and the denominator of which is the total number of days in the Performance Period, rounded to the nearest whole share. By way of example, if the Employee was continuously employed by the Company for two out of three years of the Performance Period, he or she would be entitled on the Vesting Date to vest in two-thirds of the amount of Restricted Shares earned based on achievement of the performance goal described in Exhibit A to this Agreement.

(e)Accelerated Vesting In The Event of A Change In Control.

(i)If a “Change of Control” of the Company occurs prior to the Vesting Date the Employee shall fully and immediately vest in the Restricted Shares as of the effective date of the Change of Control without regard to performance achievement. A “Change of Control” shall be deemed to have occurred if, subsequent to the Effective Date and during the Vesting Period (A) any “person” (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of either (x) a majority of the outstanding common stock of the Company or Rockland Trust Company (“Rockland”), or (y) securities of either the Company or Rockland representing a majority of the combined voting power of the then outstanding voting securities of either the Company or Rockland, respectively, or (B) during any period of two consecutive years following the Effective Date, individuals who at the beginning of any such two year period constitute the Board of Directors of the Company cease, at any time after the beginning of such period, for any reason to constitute a majority of the
Board of Directors of the Company, unless the election of each new director was nominated or approved by at least two thirds of the directors of the Board then still in office who were either directors at the beginning of such two year period or whose election or whose nomination for election was previously so approved.

(ii)In the event any Restricted Shares would otherwise vest pursuant to Section 2(e) hereof and the Change of Control pursuant to which the Restricted Shares would vest is an event described in Section 280G(b)(2)(A)(i)(II) of the Code, notwithstanding anything to the contrary contained herein, then in lieu of vesting, such Restricted Shares shall be cancelled and the Company shall pay the Employee therefor an amount equal to the fair market value (as defined in the Plan) of the shares of common stock as of the date of the Change of Control; provided, however, that such Change in Control must also satisfy the definition of “change in control” set forth in Treasury Regulations Section 1.409A-3(i)(5) for a payment to be made under this Section. Any payment hereunder shall be made to Employee in cash no more than thirty (30) days after the date of the Change in Control.

The Employee is party to an employment agreement with the Company and/or one or more of its subsidiaries.  The Employee’s rights under this Agreement are in addition to the rights under, and subject to the terms and conditions of, the employment agreement.

Section 2.No Transfer or Assignment of Restricted Shares. The Employee shall not, without the prior written consent of the Company (which may be withheld in the Company’s sole and absolute discretion), sell, dispose of, assign, encumber, pledge, gift or otherwise transfer any of the Restricted Shares prior to vesting, other than (a) pursuant to a qualified domestic relations order (as defined in SEC Rule 16b-3), (b) by will or the laws of intestacy.

Section 3.Forfeiture Of Employee Rights In Restricted Shares If Terminated For Cause or Upon Resignation Without Good Reason.

(a)Notwithstanding anything contained in the Plan to the contrary, the Employee’s rights to vest in the Restricted Shares pursuant to this Agreement shall be forfeited if prior to the Vesting Date the Employee’s employment is terminated by the Company (including for purposes of this Section 4(a), any of the Company’s subsidiaries) for Cause, as defined below in Section 4(b) or if the Employee resigns from his/her employment for any reason other than for Good Reason, as defined below in Section 4(c), or retirement as determined in accordance with Section 2(c).

(b)Termination for “Cause” shall mean the Company’s termination of the Employee’s service with the Company at any time because the Employee has: (A) refused or failed, in any material respect, to devote his/her full normal working time, skills, knowledge, and abilities to the business of the Company, its subsidiaries and affiliates, and in promotion of their respective interests pursuant to the Employee’s employment agreement; or (B) engaged in (1) activities involving his/her personal profit as a result of his/her dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation or breach of fiduciary duty, or (2) dishonest activities involving the Employee’s relations with the Company, its subsidiaries and affiliates or any of their respective employees, customers or suppliers; or (C) committed larceny, embezzlement, conversion or any other act involving the misappropriation of Company or customer funds in the course of his/her employment; or (D) been convicted of any crime which reasonably could affect in a materially adverse manner the reputation of the Company or the Employee’s ability to perform the duties required of him/her under the Employee’s employment agreement; or (E) committed an act involving gross negligence on the part of the Employee in the conduct of his/her duties under the Employee’s employment agreement; or (F) evidenced a drug addiction or dependency; or (G) materially breached the terms of any written employment agreement he/she has with the Company; provided, however, that, the Company shall give the Employee thirty (30) business days’ written notice thereof during which period the Employee, and the Company shall give the Employee an opportunity to cure within such thirty-day period, and a reasonable opportunity to be heard by the Compensation Committee of the Board to show just cause for his/her actions, and to have the Compensation Committee of the Board, in its discretion, reverse or rescind the prior action of the Company under the clause(s).

(c)Resignation for “Good Reason” shall mean the resignation of the Employee after (A) the Company or its subsidiaries, without the express written consent of the Employee, materially breaches any terms of any written employment agreement he/she has with the Company to the substantial detriment of the Employee; or (B) the Board or the President and Chief Executive Officer, without Cause (as defined in Section 4(b) above), substantially changes the Employee’s core duties or removes the Employee’s responsibility for those core duties, so as to effectively cause the Employee to no longer be performing the duties of an Employee in the capacity for which the Employee was hired; provided, however, that, in the case of resignation pursuant to this subsection (c), the Employee shall give the Company thirty (30) business days’ written notice thereof and, during such thirty day period, an opportunity to cure. Anything to the contrary notwithstanding, any reduction in the Employee’s base salary other than a prorated reduction for part time work shall be deemed a material breach of the Employee’s employment agreement. Anything to the contrary notwithstanding, a termination by the Employee for any reason during the 30-day period immediately following the first anniversary of the effective date of a Change of Control shall be deemed to be a resignation for Good Reason for all purposes hereof.

Section 4.Miscellaneous Provisions.

(a)No Retention Rights. Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue to serve as an employee of the Company or any of its direct or indirect subsidiaries. Nothing in this Agreement or in the Plan shall interfere with or otherwise restrict the rights of the Company or any of its subsidiaries or of the Employee to terminate the Employee’s employment with the Company or any of its subsidiaries at any time and for any reason, with or without cause.

(b)Claw Back Provision. The Employee understands and acknowledges that: the award of Restricted Shares pursuant to this Agreement is expressly subject to the Company’s Incentive Compensation Recovery Policy (the “Claw Back Policy”) and/or any revisions or amendments of the Claw Back Policy that the Company may subsequently adopt; and, that if the Claw Back Policy is triggered the Company has the right to cancel any Restricted Shares awarded to the Employee under this Agreement if still owned by the Employee or, if the Restricted Shares are no longer owned by the Employee or the Company is otherwise unable to cancel the Shares, to recover from the Employee the value as of the Vesting Date of the Restricted Shares as and to the extent required under the Claw Back Policy.

(c)Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon (i) personal delivery, (ii) deposit with a nationally recognized overnight courier or (iii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at 288 Union Street, Rockland, Massachusetts 02370 or at its then principal executive office address if different, with simultaneous copies to the Human Resources Department and General Counsel of the Company, and to the Employee at the residential address set forth above or to the residential address that the Employee has most recently provided to the Company in writing if different.
(d)Entire Agreement. This Agreement, together with the Plan, constitutes the entire understanding between the parties hereto with regard to the subject matter hereof, and supersedes any other agreements, representations, or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e)Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to its choice of law principles.

(f)Remedies. The Employee agrees that the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants, or conditions of this Agreement by the Employee, the Company shall, in addition to all other remedies available, be entitled to a temporary or permanent injunction or other equitable relief against the Employee, without showing any actual damage, and/or a decree for specific enforcement in accordance with the provisions hereof.

(g)Severability. If any provision of this Agreement is found unenforceable or illegal, the remainder of this Agreement shall remain in full force and effect.

(h)Amendments; Waivers. This Agreement may only be amended or modified in a writing signed by the Employee and the Company. No party shall be deemed to waive any rights hereunder unless the waiver is in writing and signed by the party waiving rights. A waiver in writing on one or more occasions shall not be deemed to be a waiver for any future occasions.

(i)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

(j)Section 83(b) Tax Election. The acquisition of the Restricted Shares may result in adverse tax consequences that may be avoided or mitigated by the Employee’s filing of an election under Section 83(b) of the Code. Under Section 83 of the Code, the fair market value of the Restricted Shares on the date that any Forfeiture Restrictions applicable to the Restricted Shares lapse will be reportable as ordinary income of the Employee. The term “Forfeiture Restrictions” means, for purposes of this Agreement, the lapse of the Vesting Period. The Employee may elect under Section 83(b) of the Code to be taxed at the time the Restricted Shares are acquired by the Employee, rather than when such Restricted Shares cease to be subject to Forfeiture Restrictions. A Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days after the Effective Date.

The form for making a Section 83(b) election is available to be printed from the Equity Administration Solutions, Inc. software system. The Employee understands that a failure to make a Section 83(b) election within the thirty (30) day period will result in the recognition of ordinary income when the Forfeiture Restrictions lapse.
The Employee should consult with his or her tax advisor to determine the tax consequences of acquiring the Restricted Shares and the potential advantages and potential disadvantages of filing the Section 83(b) election. The Employee acknowledges that it is his or her sole responsibility, and not that of the Company or any of its subsidiaries, to file a timely election under Section 83(b).